As filed with the Securities and Exchange Commission on August 6, 2026

Registration No. 333-296766

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SUPER LEAGUE ENTERPRISE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1990734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

(213) 421-1920

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Matthew Edelman

Chief Executive Officer

Super League Enterprise, Inc.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

(213) 421-1920

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copies to:

Matthew Edelman Chief Executive Officer Super League Enterprise, Inc. 2450 Colorado Avenue, Suite 100E Santa Monica, California 90404 (213) 421-1920	Daniel W. Rumsey, Esq. Jack Kennedy, Esq. Disclosure Law Group, a Professional Corporation 600 West Broadway, Suite 700 San Diego, CA 92101 (619) 272-7050

As soon as practicable after this registration statement becomes effective.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Super League Enterprise, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-296766), filed on June 12, 2026, for the sole purpose of filing Exhibit 5.1 and Exhibit 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Name	Incorporation by Reference

2.1*	Asset Purchase Agreement by and between the Company and Esports Now, LLC, dated March 16, 2026	Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026

3.1	Third Amended and Restated Certificate of Incorporation of Super League Enterprise, Inc.	Exhibit 3.1 to the Current Report on Form 8-K, filed on October 22, 2025

3.2	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Super League Enterprise, Inc., dated January 23, 2026.	Exhibit 3.1 to the Current Report on Form 8-K, filed on January 23, 2026

3.3	Second Amended and Restated Bylaws of Super League Enterprise, Inc.	Exhibit 3.2 to the Registration Statement, filed on January 4, 2019.

4.1	Form of Common Stock Purchase Warrant (incorporated by reference to	Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026

4.2	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to	Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026

5.1	Opinion of Disclosure Law Group, a Professional Corporation.	Filed herewith

10.1	Brand Partnership Agreement by and between the Company and Esports Now, LLC, dated May 1, 2026	Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on May 6, 2026

10.2	Form of Registration Rights Agreement	Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on March 20, 2026)

23.1	Consent of Independent Registered Public Accounting Firm – Withum Smith+Brown, PC	Filed herewith

23.2	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)	Filed herewith

24.1	Power of Attorney (located on the signature page of the Registration Statement on Form S-3 filed on June 12, 2026)

107 **	Filing Fee Table

* Exhibits, disclosure schedules and other schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Super League agrees to furnish supplementally a copy of such exhibits, disclosure schedules and other schedules, or any section thereof, to the SEC upon request.

** Filed as an exhibit to the Registration Statement on Form S-3 filed on June 12, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on the 6th day of August, 2026.

SUPER LEAGUE ENTERPRISE, INC.

By:	/s/ Matthew Edelman
Matthew Edelman
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Edelman	Chief Executive Officer and Director	August 6, 2026
Matthew Edelman	(Principal Executive Officer)

/s/ *	Chief Financial Officer	August 6, 2026
Clayton Haynes	(Principal Financial and Accounting Officer)

/s/ *	Director	August 6, 2026
Bant Breen

/s/ *	Director	August 6, 2026
Marti Frucci

/s/ *	Director	August 6, 2026
Ann Hand

/s/ *	Director	August 6, 2026
Robert Kalutkiewicz

/s/ *	Director	August 6, 2026
Kristin Patrick

/s/ *	Director	August 6, 2026
Hunter Williams

* /s/ Matthew Edelman

Attorney-in-fact